Exhibit 99.1

NEWS RELEASE

PICO HOLDINGS reaches agreement with LEDER HOLDINGS

Leder Holdings Withdraws Consents For Special Meeting and Terminates Special Meeting Solicitation

LA JOLLA, Calif., March 22, 2016 – PICO Holdings, Inc. (Nasdaq: PICO), today announced that it has entered into an agreement with Leder Holdings, LLC and its affiliates, which collectively own approximately 1.5% of PICO’s outstanding shares. Pursuant to the agreement, Leder Holdings has agreed to withdraw its consents for a special meeting of shareholders and has terminated its special meeting solicitation, effective immediately.

John R. Hart, Chief Executive Officer of PICO, said, “We are pleased to have reached this agreement with Leder Holdings and look forward to now turning our full attention to executing on our strategic plan to return capital to shareholders as assets are monetized.”

Sean M. Leder, Managing Member of Leder Holdings, LLC, said, “We are gratified that, since our initial public engagement with PICO, the Company’s Board of Directors has been substantially refreshed – with five new independent directors added to the board. We are also pleased with the Company’s commitment to return capital to shareholders as it monetizes certain assets. We believe that the groundwork has been laid for the refreshed Board and management team to effect positive change at the Company. Given these developments, we have decided to withdraw our request for the Special Meeting.”

Under the terms of the agreement, Leder Holdings has agreed to abide by certain standstill provisions that prevent it from engaging in any shareholder solicitations in opposition to PICO until the latter part of the advance notice period for director nominations in connection with PICO’s 2018 Annual Meeting of Shareholders. In addition, PICO and Leder have agreed to terms regarding mutual releases, mutual non-disparagement and expense reimbursement.

The complete agreement between PICO and Leder Holdings will be filed by PICO with the Securities and Exchange Commission in a Current Report on Form 8-K.

Morgan, Lewis & Bockius LLP and Cooley LLP advised PICO in connection with its agreement with Leder Holdings. Leder Holdings was advised by Kramer Levin Naftalis & Frankel LLP and Munger, Tolles & Olson LLP.

About PICO Holdings

PICO Holdings, Inc. is a diversified holding company that seeks to maximize long-term shareholder value. As previously announced, PICO’s current business plan contemplates that, as assets are monetized, rather than reinvest the proceeds, PICO intends to return capital to shareholders through a stock repurchase program or by other means such as special dividends. For more information, please visit www.picoholdings.com.

About Leder Holdings, LLC

Leder Holdings, LLC is a privately held holding company with investments in equities and real estate.

Cautionary Note Regarding Forward-Looking Statements

Statements in this press release that are not historical, including statements regarding our business plan and our current intention to return capital to shareholders through a stock repurchase program or by other means such as special dividends, are forward-looking statements based on current expectations and assumptions that are subject to risks and uncertainties.

A number of other factors may cause results to differ materially from our expectations, such as: any slow down or downturn in the housing recovery or in the real estate markets in which UCP and Vidler operate; fluctuations in the prices of water and water rights; physical, governmental and legal restrictions on water and water rights; a downturn in some sectors of the stock market; general economic conditions; prolonged weakness in the overall U.S. and global economies; the performance of the businesses and investments in foreign companies; the continued service and availability of key management personnel; potential capital requirements and financing alternatives; the impact of international events; and the costs of responding to the actions of activist investors and the disruption caused to PICO’s business activities by these actions.

For further information regarding risks and uncertainties associated with our business, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of our SEC filings, including our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q, copies of which may be obtained by contacting us at (858) 456-6022 or at http://investors.picoholdings.com.

We undertake no obligation to (and we expressly disclaim any obligation to) update our forward-looking statements, whether as a result of new information, subsequent events, or otherwise, in order to reflect any event or circumstance which may arise after the date of this press release, except as may otherwise be required by law. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release.

Contacts

Sard Verbinnen & Co.

Paul Verbinnen (PVerbinnen@sardverb.com)

Mark Harnett (MHarnett@sardverb.com)

212-687-8080

OR

Financial Profiles, Inc.

Paige Hart (PICO@finprofiles.com)

310-622-8244